[GRAPHIC OMITTED] SYSVIEW TECHNOLOGY, INC.

 SYSVIEW TECHNOLOGY, INC. REPURCHASES 8 MILLION SHARES OR 36% OF ITS OUTSTANDING
       COMMON STOCK AND ANNOUNCES CREDIT FACILITY WITH SILICON VALLEY BANK


SAN JOSE, CA, OCTOBER 3, 2007 -- Sysview Technology, Inc. (OTCBB: SYVT), a leading provider of imaging solutions, today announced that it has repurchased eight million shares of its common stock in a privately negotiated transaction with its majority shareholder, effective September 27, 2007. In addition, Sysview has replaced its $2.5-million revolving credit line at Cathay Bank with a $3-million similar facility from Silicon Valley Bank.

"This transaction reduces our outstanding share count by 36% to 13.8 million shares," commented David P. Clark, Chief Investment Officer of Sysview Technology, Inc. "We believe that the repurchase, along with our recently announced engagement of Oppenhiemer & Co. to explore strategic opportunities for our businesses, are important milestones in the execution of our plan and commitment to maximizing shareholder value."

Darwin Hu, President and CEO of Sysview Technology, Inc. added, "Our newly announced relationship with Silicon Valley Bank has enhanced our financial flexibility and enabled us to take advantage of this opportunity to repurchase a significant number of our common shares. We are forging ahead with our plans to unlock value for our shareholders."

In exchange for the 8,000,000 shares, the company paid $2,000,000 in cash, and agreed that if the company sells its HD display business to a certain party and receives stock of the buyer as consideration, then it will transfer a portion of that stock to the majority stockholder. Of the $2,000,000 consideration, $500,000 was paid through Sysview's newly established credit line with Silicon Valley Bank, and the remainder was financed through a $1.5 million loan from Montage Capital, LLC a private investment group.

ABOUT SYSVIEW TECHNOLOGY, INC.

Sysview Technology, Inc. (OTCBB: SYVT.OB), headquartered in San Jose, Calif., designs and manufactures imaging solutions for OEM customers worldwide. The company currently manufactures over 14 proprietary imaging products and has become one of the world's largest private-label manufacturers of USB-powered mobile image scanning devices. The Company's growing intellectual property portfolio in imaging includes 19 patents with an additional 5 patents pending.

Leveraging its experience in imaging technology and manufacturing, Sysview has acquired and continues to develop new technologies targeting the HD display market. Products that include its proprietary Nano-LCOS Imager and Next Wave Optical Engine are expected to reach the worldwide market in 2008. These solutions are expected to significantly enhance picture quality for a variety of HD display applications both consumer and commercial while reducing costs.


FORWARD-LOOKING STATEMENTS

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company's control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic
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opportunities may only be available on terms not acceptable to the Company and that we may not be successful in marketing our HD display solutions or that those solutions may not provide some or all of the benefits that we expect. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Sysview undertakes no obligation to update publicly any forward-looking statements.


COMPANY CONTACT

Sysview Technology, Inc.                                Hayden Communications
David P. Clark                                          Peter Seltzberg
Chief Investment Officer and Director                   Investor Relations
(561) 835-4069                                          (646) 415-8972
dclark@sysviewtech.com                                  peter@haydenir.com
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